SCHEDULE A
TO
TRUST INSTRUMENT OF CONESTOGA FUNDS
DATED FEBRUARY 5, 2002
and
AMENDED AND RESTATED AS OF JULY 17, 2002

Establishment of Series of the Trust

Series                                                                                                                           Date Established

Conestoga Small Cap Fund                                                                                                                      February 5, 2002

Institutional Advisors LargeCap Fund                                                                                                           November 20, 2008